Exhibit 99.1

FOR IMMEDIATE RELEASE
April 29, 2011	Analyst Contact: Britta Carlson, (702) 402-5624
Media Contact: Karl Walquist, (775) 834-3891
NV Energy, Inc., Reports First Quarter 2011 Earnings
Las Vegas — NV Energy, Inc. (NYSE: NVE) today announced consolidated net income of $2.3 million, or one cent per share diluted, for the period ended March 31, 2011, compared with a consolidated net loss of $1.7 million, or one cent per share diluted, for the same period in 2010.
Earnings for the quarter were positively influenced by higher gross margin and an increase in Allowance for Funds Used During Construction for the construction at the Harry Allen Generating Station near Las Vegas.
“We are pleased with our first quarter 2011 earnings,” said Michael Yackira, President and Chief Executive Officer of NV Energy, Inc. “We are continuing to focus on controllable costs and operational efficiencies while implementing our long-term energy strategy.”
Webcast Scheduled for 7 a.m. PDT today, Friday, April 29, 2011
Senior management of NV Energy will review the company’s first quarter 2011 financial results and other matters during a conference call and live webcast today, Friday, April 29, at 7 a.m. Pacific Daylight Time.
The webcast will be accessible on the NV Energy website:
www.nvenergy.com.
An archived version of the webcast will remain on the NV Energy website for approximately one month following the live webcast. To listen to a recording of the call by telephone, call (800) 475-6701, and international callers should dial (320) 365-3844. Use the conference call access code, 198281, to listen to the recording.
Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a 44,424 -square-mile service territory that stretches north to south from Elko to Laughlin, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada as well as approximately 40 million tourists annually.
This press release may contain forward-looking statements regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, including changes in and renewals of collective bargaining agreements, strikes or work stoppages, unseasonable weather, drought, threat of wildfire and other natural phenomena, explosions, fires, accidents, mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2010, each filed with the SEC. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

OPERATING REVENUES	$640,983	$714,489

OPERATING EXPENSES:
Fuel for power generation	146,338	221,619
Purchased power	135,016	107,363
Gas purchased for resale	52,632	65,559
Deferred energy	(1,952)	17,566
Other operating expenses	105,974	106,626
Maintenance	29,762	25,729
Depreciation and amortization	83,102	80,948
Taxes other than income	16,245	16,173

Total Operating Expenses	567,117	641,583

OPERATING INCOME	73,866	72,906

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2011 - $6,210, 2010 - $4,939 )	(77,343)	(80,064)
Interest income (expense) on regulatory items	(3,762)	(2,071)
AFUDC-equity	7,642	5,953
Other income	5,858	5,877
Other expense	(4,656)	(3,066)

Total Other Income (Expense)	(72,261)	(73,371)

Income (Loss) Before Income Tax Expense	1,605	(465)

Income tax expense (benefit)	(725)	1,256

NET INCOME (LOSS)	$2,330	$(1,721)

Amount per share basic and diluted
Net income (loss) per share — basic and diluted	$0.01	$(0.01)

Weighted Average Shares of Common Stock Outstanding — basic	235,526,425	234,858,642

Weighted Average Shares of Common Stock Outstanding — diluted	236,784,658	234,858,642

Dividends Declared Per Share of Common Stock	$0.12	$0.11

NEVADA POWER COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010

OPERATING REVENUES	$390,068	$425,799

OPERATING EXPENSES:
Fuel for power generation	101,070	156,115
Purchased power	95,566	71,227
Deferred energy	6,730	19,463
Other operating expenses	65,101	66,719
Maintenance	22,337	17,019
Depreciation and amortization	57,673	55,101
Taxes other than income	10,058	10,026

Total Operating Expenses	358,535	395,670

OPERATING INCOME	31,533	30,129

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2011 - $5,790, 2010 - $4,532)	(52,033)	(53,356)
Interest income (expense) on regulatory items	(1,451)	(31)
AFUDC-equity	7,098	5,362
Other income	3,632	2,583
Other expense	(2,732)	(1,132)

Total Other Income (Expense)	(45,486)	(46,574)

Income (Loss) Before Income Tax Expense	(13,953)	(16,445)

Income tax expense (benefit)	(4,933)	(4,119)

NET INCOME (LOSS)	$(9,020)	$(12,326)

SIERRA PACIFIC POWER COMPANY
CONSOLIDATED INCOME STATEMENTS
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
OPERATING REVENUES:
Electric	$178,617	$208,662
Gas	72,294	80,020

Total Operating Revenues	250,911	288,682

OPERATING EXPENSES:
Fuel for power generation	45,268	65,504
Purchased power	39,450	36,136
Gas purchased for resale	52,632	65,559
Deferred energy — electric — net	(11,931)	(1,500)
Deferred energy — gas — net	3,249	(397)
Other operating expenses	40,216	39,353
Maintenance	7,425	8,710
Depreciation and amortization	25,429	25,847
Taxes other than income	6,024	6,066

Total Operating Expenses	207,762	245,278

OPERATING INCOME	43,149	43,404

OTHER INCOME (EXPENSE):
Interest expense (net of AFUDC-debt: 2011 - $420, 2010 - $407)	(16,946)	(17,045)
Interest income (expense) on regulatory items	(2,311)	(2,040)
AFUDC-equity	544	591
Other income	2,052	1,755
Other expense	(1,594)	(1,869)

Total Other Income (Expense)	(18,255)	(18,608)

Income Before Income Tax Expense	24,894	24,796

Income tax expense	8,318	7,676

NET INCOME	$16,576	$17,120

Gross margin is presented by Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy in order to provide information that management believes aids the reader in determining how profitable the electric and gas business is at the most fundamental level. Gross margin, which is a “non-GAAP financial measure” as defined in accordance with SEC rules, provides a measure of income available to support the other operating expenses of the business and is utilized by management in its analysis of its business.
Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy believe presenting gross margin allows the reader to assess the impact of regulatory treatment and their overall regulatory environment on a consistent basis. Gross margin, as a percentage of revenue, is primarily impacted by the fluctuations in electric and natural gas supply costs versus the fixed rates collected from customers. While these fluctuating costs impact gross margin as a percentage of revenue, they only impact gross margin amounts if the costs cannot be passed through to customers. Gross margin, which Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy calculate as operating revenues less energy costs, provides a measure of income available to support the other operating expenses. Gross margin changes are based primarily on general base rate adjustments (which are required to be filed by statute every three years). Reconciliations between GAAP operating income and gross margin are provided in tables herein. These non-GAAP measures should not be considered as substitutes for the GAAP measures.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Gross Margin
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Change
	March 31,		from Prior
Nevada Power Company	2011	2010	Year %

Operating Revenues	$390,068	$425,799	-8.4%

Energy Costs:
Fuel for power generation	101,070	156,115
Purchased Power	95,566	71,227
Deferred energy	6,730	19,463

	203,366	246,805	-17.6%

Gross Margin	$186,702	$178,994	4.3%

Other operating expenses	65,101	66,719
Maintenance	22,337	17,019
Depreciation and amortization	57,673	55,101
Taxes other than income	10,058	10,026

Operating Income	$31,533	$30,129	4.7%

	Three Months Ended		Change
	March 31,		from Prior
Sierra Pacific Power Company	2011	2010	Year %

Operating Revenues:
Electric	$178,617	$208,662
Gas	72,294	80,020

	$250,911	$288,682	-13.1%

Energy Costs:
Fuel for power generation	45,268	65,504
Purchased Power	39,450	36,136
Gas purchased for resale	52,632	65,559
Deferred energy — electric — net	(11,931)	(1,500)
Deferred energy — gas — net	3,249	(397)

	$128,668	$165,302	-22.2%

Energy Costs by Segment:
Electric	$72,787	$100,140
Gas	55,881	65,162

	$128,668	$165,302	-22.2%

Gross Margin by Segment:
Electric	$105,830	$108,522
Gas	16,413	14,858

Gross Margin	$122,243	$123,380	-0.9%

Other operating expenses	40,216	39,353
Maintenance	7,425	8,710
Depreciation and amortization	25,429	25,847
Taxes other than income	6,024	6,066

Operating Income	$43,149	$43,404	-0.6%

Summary of Selected Operating Statistics
Nevada Power Company
Operating Revenues
(dollars in thousands)

	Three Months Ended		Change	Average
	March 31,		from Prior	Change in
	2011	2010	Year %	customers
Operating Revenues:
Residential	$184,973	$196,167	-5.7%	1.1%
Commercial	85,856	94,014	-8.7%	0.3%
Industrial	103,475	119,183	-13.2%	-1.2%

Retail revenues	374,304	409,364	-8.6%
Other	15,764	16,435	-4.1%

Total Operating Revenues	$390,068	$425,799	-8.4%

Retail sales in thousands of MWhs	4,140	4,086	1.3%

Sierra Pacific Power Company
Operating Revenues
(dollars in thousands)

	Three Months Ended		Change	Average
	March 31,		from Prior	Change in
	2011	2010	Year %	customers
Electric Operating Revenues:
Residential	$64,047	$82,675	-22.5%	0.3%
Commercial	62,087	76,421	-18.8%	1.6%
Industrial	34,491	42,352	-18.6%	3.8%

Retail revenues	160,625	201,448	-20.3%
Other	17,992	7,214	149.4%

Total Revenues	$178,617	$208,662	-14.4%

Retail sales in thousands of MWhs	1,853	1,960	-5.5%

	Three Months Ended		Change	Average
	March 31,		from Prior	Change in
	2011	2010	Year %	customers
Gas Operating Revenues:
Residential	$39,177	$42,363	-7.5%
Commercial	17,277	20,482	-15.6%
Industrial	4,786	5,939	-19.4%

Retail revenues	61,240	68,784	-11.0%	0.7%
Wholesale revenue	10,178	10,561	-3.6%
Miscellaneous	876	675	29.8%

Total Revenues	$72,294	$80,020	-9.7%

Retail sales in thousands of decatherms	6,534	5,985	9.2%

Financial Highlights
(Dollars in Thousands)
(Unaudited)

NV Energy, Inc
Capital Structure	March 31, 2011		March 31, 2010

Current maturities of long-term debt	$355,847	4.1%	$7,785	0.1%
Long-term debt	4,905,822	57.1%	5,546,626	63.4%

Total Debt	$5,261,669	61.2%	$5,554,411	63.5%
Total Shareholders’ equity	3,331,367	38.8%	3,197,525	36.5%

Total Capitalization (including current maturities of long-term debt)	$8,593,036	100.0%	$8,751,936	100.0%

Nevada Power Company
Capital Structure	March 31, 2011		March 31, 2010

Current maturities of long-term debt	$355,847	5.6%	$7,785	0.1%
Long-term debt	3,218,908	50.4%	3,779,120	59.1%

Total Debt	$3,574,755	56.0%	$3,786,905	59.2%
Total Shareholder’s equity	2,807,365	44.0%	2,610,729	40.8%

Total Capitalization (including current maturities of long-term debt)	$6,382,120	100.0%	$6,397,634	100.0%

Sierra Pacific Power Company
Capital Structure	March 31, 2011		March 31, 2010

Current maturities of long-term debt	$—	0.0%	$—	0.0%
Long-term debt	1,180,413	55.3%	1,281,863	55.8%

Total Debt	$1,180,413	55.3%	$1,281,863	55.8%
Total Shareholder’s equity	953,869	44.7%	1,013,388	44.2%

Total Capitalization (including current maturities of long-term debt)	$2,134,282	100.0%	$2,295,251	100.0%

NVE Available Liquidity as of March 31, 2011 (dollars in millions)
	NVE	NPC	SPPC
Cash and Cash Equivalents	$6.9	$61.6	$65.8
Balance available on Revolving Credit Facilities	N/A	585.6	237.5
Less reduction for hedging transactions		(13.6)	(4.5)

	$6.9	$633.6	$298.8